Exhibit 99.2

Fourth Quarter 2011

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2010 and in subsequent filings with the SEC; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects on the financial markets of the economic stabilization actions of the U.S government, U.S. Treasury, Federal Reserve and other governmental and regulatory bodies; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including the timing and volume of condominium sales; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and buyers of the Company’s for-sale condominium homes and development locations; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnerships in which it has partial interests; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

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CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) - (Unaudited)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Revenues
Rental	$73,319	$68,193	$286,518	$268,090
Other property revenues	4,198	3,858	17,880	16,053
Other	232	218	918	995

Total revenues	77,749	72,269	305,316	285,138

Expenses
Property operating and maintenance (exclusive of items shown separately below)	31,969	31,014	132,410	131,378
Depreciation	18,880	18,760	75,263	74,497
General and administrative	3,768	3,873	16,100	16,443
Investment and development (1)	148	566	1,161	2,415
Other investment costs (1)	157	589	1,435	2,417
Impairment losses	-	-	-	35,091

Total expenses	54,922	54,802	226,369	262,241

Operating income	22,827	17,467	78,947	22,897

Interest income	39	86	1,021	841
Interest expense	(13,672)	(15,793)	(56,791)	(54,613)
Amortization of deferred financing costs	(712)	(890)	(2,797)	(2,987)
Net gains on condominium sales activities (2)	1,757	3,842	10,514	6,161
Equity in income (loss) of unconsolidated real estate entities, net	211	185	1,001	18,739
Other income (expense), net	389	(603)	619	(874)
Net gain (loss) on extinguishment of indebtedness (3)	(6,919)	-	(6,919)	2,845

Net income (loss)	3,920	4,294	25,595	(6,991)
Noncontrolling interests - consolidated real estate entities	(11)	27	(67)	(20)
Noncontrolling interests - Operating Partnership	(8)	(9)	(62)	51

Net income (loss) available to the Company	3,901	4,312	25,466	(6,960)
Dividends to preferred shareholders	(922)	(1,871)	(4,455)	(7,503)
Preferred stock redemption costs	-	-	(1,757)	(44)

Net income (loss) available to common shareholders	$2,979	$2,441	$19,254	$(14,507)

Per common share data - Basic (4)
Net income (loss) available to common shareholders	$0.06	$0.05	$0.38	$(0.30)

Weighted average common shares outstanding - basic	52,076	48,592	50,420	48,483

Per common share data - Diluted (4)
Net income (loss) available to common shareholders	$0.06	$0.05	$0.38	$(0.30)

Weighted average common shares outstanding - diluted	52,435	48,907	50,808	48,483

See Notes to Consolidated Financial Statements on page 6

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FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders, and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Net income (loss) available to common shareholders	$2,979	$2,441	$19,254	$(14,507)
Noncontrolling interests - Operating Partnership	8	9	62	(51)
Depreciation on consolidated real estate assets, net (5)	18,538	18,313	73,878	72,663
Depreciation on real estate assets held in unconsolidated entities	363	357	1,447	1,422
Gains on sales of condominiums	(1,757)	(3,842)	(10,514)	(6,161)
Incremental gains on residential condominium sales (6)	780	3,842	9,537	5,898

Funds from operations available to common shareholders and unitholders (A)	$20,911	$21,120	$93,664	$59,264

Funds from operations available to common shareholders and unitholders (A)	$20,911	$21,120	$93,664	$59,264
Annually recurring capital expenditures	(3,626)	(3,643)	(15,604)	(12,672)
Periodically recurring capital expenditures (7)	(3,009)	(2,237)	(8,452)	(4,595)
Non-cash straight-line adjustment for ground lease expenses	128	144	512	978
Non-cash impairment charges	-	-	-	40,583
Net (gain) loss on early extinguishment of indebtedness	6,919	-	6,919	(26,441)
Preferred stock redemption costs	-	-	1,757	44

Adjusted funds from operations available to common shareholders and unitholders (8) (B)	$21,323	$15,384	$78,796	$57,161

Per Common Share Data - Basic
Funds from operations per share or unit, as defined (A÷C)	$0.40	$0.43	$1.85	$1.21
Adjusted funds from operations per share or unit (8) (B÷C)	$0.41	$0.31	$1.55	$1.17
Dividends declared	$0.22	$0.20	$0.84	$0.80
Weighted average shares outstanding	52,238	48,802	50,582	48,690
Weighted average shares and units outstanding (C)	52,395	48,973	50,746	48,861

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷D)	$0.40	$0.43	$1.83	$1.21
Adjusted funds from operations per share or unit (8) (B÷D)	$0.40	$0.31	$1.54	$1.17
Dividends declared	$0.22	$0.20	$0.84	$0.80
Weighted average shares outstanding (9)	52,597	49,117	50,970	48,839
Weighted average shares and units outstanding (9) (D)	52,754	49,288	51,134	49,010

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

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CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2011	December 31, 2010
	(Unaudited)
Assets
Real estate assets
Land	$299,720	$285,005
Building and improvements	2,085,929	2,028,580
Furniture, fixtures and equipment	251,663	240,614
Construction in progress	94,981	25,734
Land held for future development	55,396	72,697

	2,787,689	2,652,630
Less: accumulated depreciation	(767,017)	(692,514)
For-sale condominiums	54,845	82,259

Total real estate assets	2,075,517	2,042,375
Investments in and advances to unconsolidated real estate entities	7,344	7,671
Cash and cash equivalents	13,084	22,089
Restricted cash	5,126	5,134
Deferred financing costs, net	6,381	5,670
Other assets	31,612	31,840

Total assets	$2,139,064	$2,114,779

Liabilities and equity
Indebtedness	$970,443	$1,033,249
Accounts payable, accrued expenses and other	72,102	66,977
Investments in unconsolidated real estate entities	15,945	15,384
Dividends and distributions payable	11,692	9,814
Accrued interest payable	5,185	5,841
Security deposits and prepaid rents	9,334	10,027

Total liabilities	1,084,701	1,141,292

Redeembable common units	6,840	6,192

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 0 and 1,983 shares issued and outstanding at December 31, 2011 and 2010, respectively	-	20
Common stock, $.01 par value, 100,000 authorized:
53,002 and 48,926 shares issued and 52,988 and 48,913 shares outstanding at December 31, 2011 and 2010, respectively	530	489
Additional paid-in-capital	1,053,612	965,691
Accumulated earnings	-	4,577
Accumulated other comprehensive income (loss)	(2,633)	-

	1,051,518	970,786
Less common stock in treasury, at cost, 113 and 108 shares at December 31, 2011 and 2010, respectively	(4,000)	(3,696)

Total Company shareholders’ equity	1,047,518	967,090
Noncontrolling interests - consolidated property partnerships	5	205

Total equity	1,047,523	967,295

Total liabilities and equity	$2,139,064	$2,114,779

See Notes to Consolidated Financial Statements on page 6

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects. Other investment costs primarily include land carry costs, principally property taxes and assessments, as well as acquisition expenses of $137 and the write-off of development pursuit costs of $185 for the three months and year ended December 31, 2011.

2)	A summary of revenues and costs and expenses of condominium activities for the three months and year ended December 31, 2011 and 2010 is as follows:

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Residential condominium revenues	$11,501	$22,282	$57,944	$68,500
Residential condominium costs and expenses	(10,721)	(18,440)	(48,407)	(62,339)

Net gains on sales of residential condominiums	780	3,842	9,537	6,161
Net gain on sale of retail condominium	977	—	977	—

Net gains on sales of condominiums	$1,757	$3,842	$10,514	$6,161

In the three months and year ended December 31, 2011, the Company sold a retail condominium, representing a portion of the available retail space, at the Austin Condominium Project. The Company did not include this gain in FFO.

3)

The net loss on early extinguishment of indebtedness of $6,919 for the three months and year ended December 31, 2011 relates to the payment of prepayment premiums and the write-off of unamortized deferred loan costs associated with the early extinguishment of $184,683 of secured mortgage indebtedness.

4)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of December 31, 2011, there were 53,144 units of the Operating Partnership outstanding, of which 52,988, or 99.7%, were owned by the Company.

5)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

6)

For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP. For conversion projects sold out in 2010, the Company recognized accounting gains under GAAP to the extent that net sales proceeds from the sale of condominium units exceeded the Company’s net GAAP basis and related expenses. For FFO purposes, the Company recognized incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeded the “transfer price.” The transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflected the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

7)

Excludes approximately $371 and $11,805 for the three months and year ended December 31, 2010, respectively, of periodically recurring capital expenditures related to the Company’s exterior remediation project that was completed in 2010.

8)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $70 and $30 for the three months and $996 and $570 for the year ended December 31, 2011 and 2010, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

9)

Diluted weighted average shares and units include the impact of dilutive securities totaling 359 and 315 for the three months and 388 and 149 for the years ended December 31, 2011 and 2010, respectively. The dilutive securities for the year ended December 31, 2010 were antidilutive to the computation of income (loss) per share, as the Company reported a net loss attributable to common shareholders for this period under GAAP. Additionally, basic and diluted weighted average shares and units included the impact of non-vested shares and units totaling 162 and 211 for the three months and 162 and 206 for the years ended December 31, 2011 and 2010, respectively, for the computation of FFO per share. Such non-vested shares and units are considered in the income (loss) per share computations under GAAP using the “two-class method.”

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SAME STORE RESULTS

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale and communities under rehabilitation. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 26 for a year-to-date margin analysis. The operating performance and capital expenditures of the 46 communities containing 16,688 apartment units which were fully stabilized as of January 1, 2010, are summarized in the table below.

	Three months ended December 31,			Year ended December 31,
	2011	2010	% Change	2011	2010	% Change
Revenues:
Rental and other revenue	$64,852	$60,383	7.4%	$253,416	$240,211	5.5%
Utility reimbursements	2,092	1,951	7.2%	8,438	7,645	10.4%

Total rental and other revenues	$66,944	$62,334	7.4%	$261,854	$247,856	5.6%

Property operating and maintenance expenses:
Personnel expenses	5,964	5,930	0.6%	24,426	24,452	(0.1)%
Utility expense	3,789	3,741	1.3%	15,864	15,053	5.4%
Real estate taxes and fees	8,400	7,414	13.3%	34,356	33,254	3.3%
Insurance expenses	808	819	(1.3)%	3,490	3,664	(4.7)%
Building and grounds repairs and maintenance (1)	3,620	3,843	(5.8)%	15,751	15,771	(0.1)%
Ground lease expense (2)	234	340	(31.2)%	1,068	2,011	(46.9)%
Other expenses	1,738	1,736	0.1%	7,354	7,479	(1.7)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	24,553	23,823	3.1%	102,309	101,684	0.6%

Same store net operating income	$42,391	$38,511	10.1%	$159,545	$146,172	9.1%

Same store net operating income margin	63.3%	61.8%	1.5%	60.9%	59.0%	2.0%

Capital expenditures (3)
Annually recurring:
Carpet	$701	$662	5.9%	$3,050	$2,823	8.0%
Other	2,677	2,731	(2.0)%	11,788	9,327	26.4%

Total annually recurring	3,378	3,393	(0.4)%	14,838	12,150	22.1%
Periodically recurring (4)	2,446	2,162	13.1%	6,509	14,965	(56.5)%

Total capital expenditures (A)	$5,824	$5,555	4.8%	$21,347	$27,115	(21.3)%

Total capital expenditures per unit (A ÷ 16,688 units)	$349	$333	4.8%	$1,279	$1,625	(21.3)%

Average monthly rental rate per unit (5)	$1,307	$1,235	5.8%	$1,275	$1,224	4.2%

Gross turnover (6)	50.7%	48.7%	2.0%	57.2%	52.1%	5.1%

Net turnover (7)	45.5%	43.5%	2.0%	51.5%	46.4%	5.1%

1)

Building and grounds repairs and maintenance includes $21 and $254 for the three months and $537 and $798 for the year ended December 31, 2011 and 2010, respectively, related to exterior painting of communities.

2)

Ground lease expense reflects the cessation of ground lease expenses at the Company’s Pentagon Row™ community, effective October 1, 2010, and at the Company’s Post Renaissance® community, effective July 1, 2011.

3)

See Table 5 on page 27 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP.

4)

Periodically recurring capital expenditures included $371 and $11,805 for the three months and year ended December 31, 2010, respectively, related to the Company’s exterior remediation project that was completed in 2010. Periodically recurring capital expenditures also included $196 and $150 for the three months and $652 and $449 for the year ended December 31, 2011 and 2010, respectively, related to the Company’s “resident design center” program.

5)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

6)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
7)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.

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SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of Fourth Quarter of 2011 to Fourth Quarter of 2010

(Increase (decrease) between periods)

	Three months ended December 31, 2011							Year ended December 31, 2011
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	8.0%		4.7%		10.1%		0.9%	5.9%		1.2%		9.4%		0.6%
Washington, D.C.	4.4%		(6.6)%		9.7%		0.9%	3.9%		(9.1)%		10.9%		0.1%
Dallas	8.6%		7.0%		9.7%		1.7%	6.7%		3.2%		9.6%		1.1%
Tampa	7.0%		9.7%		5.6%		(0.2)%	5.0%		4.3%		5.4%		0.0%
Charlotte	9.7%		(4.6)%		18.0%		0.7%	6.6%		(2.8)%		12.9%		1.2%
New York	3.9%		(5.9)%		11.7%		0.3%	4.2%		3.8%		4.5%		(0.3)%
Houston	9.7%		8.3%		10.7%		2.9%	6.6%		4.3%		8.3%		3.0%
Orlando	6.5%		4.5%		7.7%		(0.2)%	6.3%		2.4%		8.9%		(0.3)%
Austin	13.7%		7.4%		18.2%		3.5%	7.5%		3.3%		10.8%		1.8%

Total	7.4%		3.1%		10.1%		1.0%	5.6%		0.6%		9.1%		0.7%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

	Apartment Units	% of NOI Three months ended December 31, 2011					Physical Occupancy at December 31, 2011 (2)	Average Rental Rate Per Unit Three Months Ended December 31, 2011 (3)
			Average Economic		Average Economic
			Occupancy (1)		Occupancy (1)
			Three months ended		Year ended
			December 31,		December 31,
Market			2011	2010	2011	2010
Atlanta	5,407	28.6%	96.4%	95.5%	96.4%	95.8%	95.9%	$1,155
Washington, D.C.	1,905	18.2%	95.4%	94.5%	95.3%	95.2%	95.1%	1,883
Dallas	3,797	17.8%	95.8%	94.1%	95.1%	94.0%	95.1%	1,103
Tampa	2,111	12.6%	96.4%	96.6%	96.8%	96.8%	96.0%	1,281
Charlotte	1,388	7.4%	95.9%	95.2%	95.8%	94.6%	93.4%	1,091
New York	337	5.0%	95.1%	94.8%	94.5%	94.8%	94.7%	3,749
Houston	837	4.6%	96.9%	94.0%	96.0%	93.0%	95.9%	1,236
Orlando	598	3.9%	96.7%	96.9%	96.9%	97.2%	95.7%	1,405
Austin	308	1.9%	97.8%	94.3%	97.2%	95.4%	97.7%	1,414

Total	16,688	100.0%	96.1%	95.1%	95.9%	95.2%	95.4%	$1,307

1)

The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 95.4% and 94.0% for the three months and 95.1% and 94.0% for the year ended December 31, 2011 and 2010, respectively. For the three months ended December 31, 2011 and 2010, net concessions were $289 and $469, respectively, and employee discounts were $182 and $185, respectively. For the year ended December 31, 2011 and 2010, net concessions were $1,338 and $2,383, respectively, and employee discounts were $732 and $739, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

Supplemental Financial Data	8 | P a g e

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results - Comparison of Fourth Quarter of 2011 to Third Quarter of 2011

	Three months ended
	December 31, 2011	September 30, 2011	% Change
Rental and other revenue	$64,852	$64,708	0.2%
Utility reimbursements	2,092	2,265	(7.6)%

Total rental and other revenues	$66,944	$66,973	(0.0)%

Personnel expenses	5,964	6,202	(3.8)%
Utility expense	3,789	4,454	(14.9)%
Real estate taxes and fees	8,400	8,885	(5.5)%
Insurance expenses	808	857	(5.7)%
Building and grounds repairs and maintenance (1)	3,620	4,289	(15.6)%
Ground lease expense	234	234	0.0%
Other expenses	1,738	1,922	(9.6)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	24,553	26,843	(8.5)%

Same store net operating income (2)	$42,391	$40,130	5.6%

Average economic occupancy	96.1%	96.7%	(0.6)%

Average monthly rental rate per unit	$1,307	$1,289	1.4%

1)	Building and grounds repairs and maintenance includes $21 and $188 for the three months ended December 31, 2011 and September 30, 2011, respectively, related to exterior painting of communities.
2)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of Fourth Quarter of 2011 to Third Quarter of 2011

(Increase (decrease) between periods)

Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	0.2%		(4.8)%		3.6%		(0.8)%
Washington, D.C.	(1.5)%		(14.1)%		4.8%		(1.0)%
Dallas	(0.8)%		(9.9)%		6.7%		(0.3)%
Tampa	1.1%		(4.9)%		4.8%		(0.3)%
Charlotte	0.5%		(14.4)%		9.5%		(0.9)%
New York	0.1%		(6.9)%		5.5%		(0.5)%
Houston	1.7%		(10.9)%		11.7%		0.6%
Orlando	0.3%		(10.3)%		7.3%		(0.7)%
Austin	1.7%		(8.6)%		9.5%		0.4%

Total	(0.0)%		(8.5)%		5.6%		(0.6)%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Supplemental Financial Data	9 | P a g e

DEBT SUMMARY

(In thousands) - (Unaudited)

Summary of Outstanding Debt at December 31, 2011 - Consolidated

		Percentage	Weighted Average Rate (1) December 31,
Type of Indebtedness	Balance	of Total Debt	2011	2010
Unsecured fixed rate senior notes	$375,775	38.7%	5.5%	5.5%
Secured fixed rate notes	459,668	47.4%	5.6%	5.7%
Unsecured lines of credit	135,000	13.9%	2.6%	-

	$970,443	100.0%	5.1%	5.6%

	Balance	Percentage of Total Debt	Weighted Average Maturity of Total Debt (2) (3)
Total fixed rate debt	$835,443	86.1%	4.4
Total variable rate debt	135,000	13.9%	2.1

Total debt	$970,443	100.0%	4.1

Debt Maturities – Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Avg. Rate on Debt Maturities (1)	Amount	Company Share	Weighted Avg. Rate on Debt Maturities (1)
2012	$100,104		5.5%	$-	$-	-
2013	186,606		6.1%	79,772	27,920	5.8%
2014	138,961	(3)	2.7%	-	-	-
2015	124,205	(9)	4.9%	-	-	-
2016	4,418		5.9%	-	-	-
Thereafter	416,149		5.5%	126,723	31,681	5.7%

	$970,443		5.1%	$206,495	$59,601	5.7%

Debt Statistics

	Year ended December 31,
	2011	2010
Interest coverage ratio (4)(5)	2.8x	2.5x
Interest coverage ratio (including capitalized interest) (4)(5)	2.6x	2.2x

Fixed charge coverage ratio (4)(6)	2.6x	2.2x
Fixed charge coverage ratio (including capitalized interest) (4)(6)	2.5x	2.0x

Total debt to annualized income available for debt service ratio (7)	6.2x	7.5x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	35.2%	38.8%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	36.7%	42.1%

1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at December 31, 2010 are based on the debt outstanding at that date.
2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)	Includes $135,000 outstanding on unsecured lines of credit maturing in 2014. In January 2012, the lines of credit were refinanced and the maturity date was extended to 2016.
4)	Calculated for the year ended December 31, 2011 and 2010.
5)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income (loss) and interest expense to consolidated interest expense is included in Table 7 on page 28.

6)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income (loss) and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 28.

7)	A computation of this ratio is included in Table 7 on page 28.
8)	A computation of the debt ratios is included in Table 6 on page 27.
9)	Includes a mortgage note payable of $120,000 that matures in February 2015 at which time it will automatically be extended for a one-year term at a variable interest rate.

Supplemental Financial Data	10 | P a g e

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of December 31, 2011

Consolidated Debt to Total Assets cannot exceed 60%	34%
Secured Debt to Total Assets cannot exceed 40%	16%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	4.5x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.8x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets
As of December 31, 2011
Consolidated debt, per balance sheet (A)	$970,443

Total assets, as defined (B) (Table A)	$2,890,425

Computed ratio (A÷B)	34%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$459,668

Computed ratio (C÷B)	16%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$970,443

Total secured debt (C)	(459,668)

Total unsecured debt (D)	$510,775

Total unencumbered assets, as defined (E) (Table A)	$2,278,224

Computed ratio (E÷D)	4.5x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$166,125

Annual Debt Service Charge, as defined (G) (Table B)	$60,256

Computed ratio (F÷G)	2.8x

Required minimum ratio	1.5x

Supplemental Financial Data	11 | P a g e

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of December 31, 2011
Total real estate assets	$2,075,517
Add:
Investments in and advances to unconsolidated real estate entities	7,344
Accumulated depreciation	767,017
Other tangible assets	40,547

Total assets for public debt covenant computations	2,890,425
Less:
Encumbered real estate assets	(604,857)
Investments in and advances to unconsolidated real estate entities	(7,344)

Total unencumbered assets for public debt covenant computations	$2,278,224

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge

Consolidated income available for debt service	Year ended December 31, 2011
Net income	$25,595
Add:
Depreciation	75,263
Depreciation (company share) of assets held in unconsolidated entities	1,447
Amortization of deferred financing costs	2,797
Interest expense	56,791
Interest expense (company share) of assets held in unconsolidated entities	3,465
Income tax expense, net	209
Other non-cash (income) expense, net	4,153
Net loss on early extinguishment of indebtedness	6,919
Less:
Gains on sales of real estate assets, net	(10,514)

Consolidated income available for debt service	$166,125

Annual debt service charge
Consolidated interest expense	$56,791
Interest expense (company share) of assets held in unconsolidated entities	3,465

Debt service charge	$60,256

Supplemental Financial Data	12 | P a g e

SUMMARY OF APARTMENT COMMUNITIES UNDER DEVELOPMENT,

LAND HELD FOR FUTURE INVESTMENT AND ACQUISITION ACTIVITY

(In millions, except units, square footage and acreage) - (Unaudited)

Communities Under Development

Community	Location	Number of Units	Retail Sq. Ft. (1)	Estimated Total Cost	Costs Incurred as of 12/31/2011	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (2)
Post Carlyle Square™ - Phase II	Wash. DC	344	-	$95.0	$53.2	2Q 2012	4Q 2013
Post South Lamar™	Austin, TX	298	8,555	41.7	14.7	3Q 2012	4Q 2013
Post Midtown Square® - Phase III	Houston, TX	124	10,864	21.8	7.1	3Q 2012	4Q 2013
Post Lake® at Baldwin Park - Phase III	Orlando, FL	410	-	58.6	13.0	1Q 2013	3Q 2014
Post Parkside™ at Wade - Phase I	Raleigh, NC	392	18,148	55.0	7.0	1Q 2013	3Q 2014

Total		1,568	37,567	$272.1	$95.0

1)	Square footage amounts are approximate. Actual square footage may vary.
2)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

Project	Metro Area	Carrying Value At December 31, 2011 (in thousands)	Estimated Usable Acreage
Alexander	Atlanta, GA	$6,652	2.5
Centennial Park	Atlanta, GA	18,858	5.6
Millennium	Atlanta, GA	2,775	1.0
Spring Hill	Atlanta, GA	2,023	9.1
Frisco Bridges II	Dallas, TX	5,480	5.4
Richmond	Houston, TX	4,420	2.1
Wade	Raleigh, NC	10,020	26.6
Soho Square	Tampa, FL	5,168	4.1

Total Land Held for Future Investment		$55,396	56.4

Acquisition Activity

Property Name	Quarter Acquired	Units	Retail Sq. Ft.	Year Completed	Gross Price (in thousands)	Cap Rate (1)
Post Katy Trail™	Q4 2011	227	9,080	2010	$ 48,500	5.0%
Dallas, TX

1)

Based on projected first twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit). Also assumes the Company will initially spend approximately $0.5 million relating to closing costs and other amounts it plans to spend to improve the community.

Supplemental Financial Data	13 | P a g e

SUMMARY OF CONDOMINIUM PROJECTS

(In thousands, except unit and square foot data) - (Unaudited)

	The Ritz-Carlton Residences, Atlanta Buckhead		Four Seasons Private Residences, Austin

Project Data
Location	Atlanta, GA		Austin, TX
Ownership interest	100%		100%
Residential square footage	245,539		292,741
Average unit square footage (1)	1,903		1,978
Quarter of first units available	3Q10		2Q10

Units as of 2/2/12 (2)
Closed	30		89
Under contract	11		4
Available for sale	88		55

Total	129		148

Quarterly Data		Per Sq. Ft.		Per Sq. Ft.
Balance Sheet/Cost Data as of 12/31/11
Condominium book value	$19,306		$35,539
Condominium estimated cost to complete	$1,564		$1,292
Estimated book value at completion	$20,870	$112	$36,831	$284
Projected total cost (before impairment losses)	$112,000	$456	$138,500	$473

Units Closed as of 12/31/11
Quarter	9		5
Year to date	25		33
Project to date	29		86

Square Footage of Units Closed as of 12/31/11 (1)
Quarter	19,676		5,938
Year to date	49,795		61,053
Project to date	58,482		163,273

Gross Revenue as of 12/31/11
Quarter	$8,299	$422	$3,202	$539
Year to date	$20,203	$406	$37,741	$618
Project to date	$23,710	$405	$100,481	$615

Cash flow from sales as of 12/31/11 (3)
Quarter	$4,987	$253	$1,892	$319
Year to date	$11,074	$222	$28,745	$471
Project to date	$13,168	$225	$79,885	$489

1)	Average square footage information is based on approximate amounts, and individual unit sizes may vary.
2)

Units “under contract” includes all units currently under contract. However, the Company has experienced contract terminations in these and other condominium projects when units become available for delivery and may experience additional terminations in connection with existing projects. Accordingly, there can be no assurance that condominium units under contract will close.

3)	Amounts represent approximate cash flows from condominium activities beginning in the period of initial closings for each community.

Supplemental Financial Data	14 | P a g e

CAPITALIZED COSTS SUMMARY

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months and year ended December 31, 2011 and 2010 is provided below.

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
New community development and acquisition activity (1)	$73,301	$18,726	$129,015	$56,971
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	813	395	2,067	665
Other community additions and improvements (3) (6)	3,009	2,608	8,452	16,400
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	3,626	3,643	15,604	12,672
Corporate additions and improvements	70	30	996	570

	$80,819	$25,402	$156,134	$87,278

Other Data
Capitalized interest	$1,108	$535	$3,000	$6,927

Capitalized development and associated costs (5)	$879	$261	$2,854	$719

1)

Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years. Acquisition activity for the three months and year ended December 31, 2011 totaled $48,500.

2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.
6)

Periodically recurring expenditures includes $371 and $11,805 for the three months and year ended December 31, 2010, respectively, related to the Company’s exterior remediation project that was completed in 2010.

Supplemental Financial Data	15 | P a g e

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Biltmore™ (8)	Atlanta, GA	Apartments	276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data
	As of December 31, 2011						Three months ended December 31, 2011				Year ended December 31, 2011
Joint Venture Property	Gross Investment in Real Estate (7)	Mortgage Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company's Equity in Income (Loss)	Mgmt. Fees & Other		Entity NOI	Company's Equity in Income (Loss)	Mgmt. Fees & Other
Post Collier Hills® (1)	$54,970	$39,565	(2)	$9,886	$(4,564)	(1)	$659	$(10)			$2,559	$(57)
Post Crest® (1)	64,319	46,158	(2)	11,452	(6,934)	(1)	772	(8)			3,029	(42)
Post Lindbergh® (1)	60,628	41,000	(3)	14,498	(4,447)	(1)	706	(12)			2,780	(55)
Post Biltmore™ (8)	37,288	29,272	(4)	570	1,895		654	3			2,538	(9)
Post Massachusetts Avenue™	70,307	50,500	(5)	7,177	5,449		1,749	238			7,059	1,164

Total	$287,512	$206,495		$43,583	$(8,601)		$4,540	$211	$219	(6)	$17,965	$1,001	$865	(6)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.
3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.
4)	This note bears interest at a fixed rate of 5.83%, requires monthly interest only payments and matures in September 2013. The note is prepayable without penalty.
5)

This note bears interest at a fixed rate of 5.82%, requires monthly interest only payments and matures in September 2013. On January 31, 2012, the Property LLC refinanced this loan with a new $51,000 secured mortgage note bearing interest at 3.5%, requiring monthly interest only payments and that matures in February 2019. The note is prepayable without penalty beginning in February 2017.

6)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
7)	Represents GAAP basis net book value plus accumulated depreciation.
8)

In accordance with the special sales rights provisions of the applicable operating agreement, the entity that owns this asset initiated a marketing process in the fourth quarter of 2011 that could result in the sale of the apartment community. There can be no assurance that the process will result in the sale of the community.

Supplemental Financial Data	16 | P a g e

NET ASSET VALUE SUPPLEMENTAL INFORMATION (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

Income Statement Data	Three months ended December 31, 2011	Adjustments		As Adjusted (3)
Rental revenues	$73,319	$(120)	(2)	$73,199
Other property revenues	4,198	56	(2)	4,254

Total rental and other revenues (A)	77,517	(64)		77,453
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	31,969	(3,758)	(2)	28,211

Property net operating income (Table 1) (A-B)	$45,548	$3,694		$49,242

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,324)
Assumed property capital expenditure reserve
($300 per unit per year based on 18,563 units)				(1,392)

Adjusted property net operating income				$45,526

Annualized property net operating income (C)				$182,104

Apartment units represented (D)	21,658	(3,095)	(2)	18,563

Other Asset Data	As of December 31, 2011	Adjustments		As Adjusted
Cash & equivalents	$13,084	$-		$13,084
Real estate assets acquired, at cost	-	48,500(10)		48,500
Real estate assets under construction, at cost (4)	94,981	-		94,981
Land held for future investment	55,396	-		55,396
For-sale condominiums	54,845	-		54,845
Investments in and advances to unconsolidated real estate entities (5)	7,344	(7,344)	(5)	-
Restricted cash and other assets	36,738	(821)	(10)	35,917
Cash & other assets of unconsolidated apartment entities (6)	6,526	(4,506)	(6)	2,020

Total (E)	$268,914	$35,829		$304,743

Other Liability Data
Indebtedness (7)	$970,443	$(11,046)	(7)	$959,397
Investments in unconsolidated real estate entities (5)	15,945	(15,945)	(5)	-
Other liabilities (including noncontrolling interests) (8)	98,313	(7,285)	(8)	91,028
Total liabilities of unconsolidated apartment entities (9)	209,232	(148,817)	(9)	60,415

Total (F)	$1,293,933	$(183,093)		$1,110,840

Other Data

	As of December 31, 2011
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$43,392

Common shares outstanding	52,988
Common units outstanding	156

Total (H)	53,144	$43.72	$2,323,456

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$3,172,945

Implied Portfolio Capitalization Rate (C÷I)			5.7%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents NOI for the quarter ended December 31, 2011 for properties stabilized as of October 1, 2011 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized as of October 1, 2011 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

Supplemental Financial Data	17 | P a g e

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended December 31, 2011 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities acquired	$(130)	$-	$(52)	(227)
Communities under construction	-	-	-	(1,568)
Company share of unconsolidated entities	2,094	144	760	(1,256)
Minority share of consolidated real estate entity	(510)	(2)	(231)	(44)
Corporate property management expenses	-	-	(2,736)	-
Corporate apartments and other	(1,574)	(86)	(1,499)	-

	$(120)	$56	$(3,758)	(3,095)

3)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended December 31, 2011:

	Rental and Other Revenues	Property Operating & Maintenace Expenses (ex. Deprec. and Amort.)	Property Net Operating Income (NOI)	Percentage of Total NOI	Apartment Units / Commercial Sq. Ft.
Atlanta	$21,044	$7,969	$13,075	26.5%	5,804
Washington DC	13,571	4,060	9,511	19.3%	2,395
Dallas	15,018	6,061	8,957	18.2%	4,500
Tampa	8,314	2,998	5,316	10.7%	2,111
Charlotte	4,618	1,481	3,137	6.4%	1,388
New York	3,073	1,223	1,850	3.8%	293
Houston	3,189	1,237	1,952	4.0%	837
Orlando	2,592	923	1,669	3.4%	598
Austin	2,630	1,022	1,608	3.3%	637
Commercial	3,404	1,237	2,167	4.4%	-

Total	$77,453	$28,211	$49,242	100.0%	18,563

Approximate commercial Sq. Ft.					700,000

4)	The “As Adjusted” amount represents the CIP balance per the Company’s balance sheet consisting of the following:

Post Carlyle Square™ - Phase II	$ 53,175
Post South Lamar™	14,732
Post Midtown Square® - Phase III	7,059
Post Parkside™ at Wade	6,997
Post Lake® at Baldwin Park - Phase III	13,018

$94,981

5)

The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets, as the Company’s respective share of net operating income of such investments is included in the adjusted net operating income reflected above.

6)

The “As of December 31, 2011” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

7)

The adjustment reflects a reduction for the minority interest portion of the consolidated mortgage debt of a consolidated joint venture community. Likewise, only the Company’s majority share of that community is included in the adjusted net operating income reflected above.

8)

The “As of December 31, 2011” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $7,336, offset by the addition of noncontrolling interests of consolidated real estate entities of $51.

9)

The “As of December 31, 2011” amount represents total liabilities of unconsolidated apartment entities. The adjustments represent a reduction for the venture partners’ respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

10)

The adjustment represents the undepreciated real estate assets for Post Katy Trail™ acquired during the fourth quarter of 2011 and which was excluded from adjusted net operating income reflected above. Certain assets acquired totaling $821 were reflected in other assets under GAAP.

Supplemental Financial Data	18 | P a g e

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, debt extinguishment gains (losses) and preferred stock redemption costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income (loss)” is the most directly comparable GAAP measure to NOI.

Supplemental Financial Data	19 | P a g e

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics. Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses. Income available for debt service is a supplemental measure of operating performance that does not represent and should be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Average Economic Occupancy - The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Supplemental Financial Data	20 | P a g e

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended			Year ended
	December 31, 2011	December 31, 2010	September 30, 2011	December 31, 2011	December 31, 2010
Total same store NOI	$42,391	$38,511	$40,130	$159,545	$146,172
Property NOI from other operating segments	3,157	2,526	3,621	12,443	6,593

Consolidated property NOI	45,548	41,037	43,751	171,988	152,765

Add (subtract):
Interest income	39	86	374	1,021	841
Other revenues	232	218	243	918	995
Depreciation	(18,880)	(18,760)	(18,823)	(75,263)	(74,497)
Interest expense	(13,672)	(15,793)	(14,207)	(56,791)	(54,613)
Amortization of deferred financing costs	(712)	(890)	(717)	(2,797)	(2,987)
General and administrative	(3,768)	(3,873)	(3,970)	(16,100)	(16,443)
Investment and development	(148)	(566)	(239)	(1,161)	(2,415)
Other investment costs	(157)	(589)	(329)	(1,435)	(2,417)
Impairment losses	-	-	-	-	(35,091)
Gains on condominium sales activities, net	1,757	3,842	2,581	10,514	6,161
Equity in income of unconsolidated real estate entities, net	211	185	235	1,001	18,739
Other income (expense), net	389	(603)	(71)	619	(874)
Net gain (loss) on extinguishment of indebtedness	(6,919)	-	-	(6,919)	2,845

Net income (loss)	$3,920	$4,294	$8,828	$25,595	$(6,991)

Supplemental Financial Data	21 | P a g e

Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q4 ‘11 vs. Q4 ‘10 % Change	Q4 ‘11 vs. Q3 ‘11 % Change	Q4 ‘11 % Same Store NOI
	December 31, 2011	December 31, 2010	September 30, 2011
Rental and other revenues
Atlanta	$19,688	$18,236	$19,655	8.0%	0.2%
Washington, D.C.	10,867	10,408	11,033	4.4%	(1.5)%
Dallas	12,748	11,739	12,845	8.6%	(0.8)%
Tampa	8,314	7,768	8,226	7.0%	1.1%
Charlotte	4,618	4,211	4,594	9.7%	0.5%
New York	3,585	3,452	3,580	3.9%	0.1%
Houston	3,189	2,906	3,135	9.7%	1.7%
Orlando	2,592	2,433	2,584	6.5%	0.3%
Austin	1,343	1,181	1,321	13.7%	1.7%

Total rental and other revenues	66,944	62,334	66,973	7.4%	(0.0)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	7,579	7,240	7,963	4.7%	(4.8)%
Washington, D.C.	3,161	3,383	3,681	(6.6)%	(14.1)%
Dallas	5,196	4,856	5,765	7.0%	(9.9)%
Tampa	2,998	2,734	3,153	9.7%	(4.9)%
Charlotte	1,481	1,552	1,730	(4.6)%	(14.4)%
New York	1,454	1,545	1,561	(5.9)%	(6.9)%
Houston	1,237	1,142	1,388	8.3%	(10.9)%
Orlando	923	883	1,029	4.5%	(10.3)%
Austin	524	488	573	7.4%	(8.6)%

Total	24,553	23,823	26,843	3.1%	(8.5)%

Net operating income
Atlanta	12,109	10,996	11,692	10.1%	3.6%	28.6%
Washington, D.C.	7,706	7,025	7,352	9.7%	4.8%	18.2%
Dallas	7,552	6,883	7,080	9.7%	6.7%	17.8%
Tampa	5,316	5,034	5,073	5.6%	4.8%	12.6%
Charlotte	3,137	2,659	2,864	18.0%	9.5%	7.4%
New York	2,131	1,907	2,019	11.7%	5.5%	5.0%
Houston	1,952	1,764	1,747	10.7%	11.7%	4.6%
Orlando	1,669	1,550	1,555	7.7%	7.3%	3.9%
Austin	819	693	748	18.2%	9.5%	1.9%

Total same store NOI	$42,391	$38,511	$40,130	10.1%	5.6%	100.0%

Average rental rate per unit
Atlanta	$1,155	$1,085	$1,139	6.5%	1.4%
Washington, D.C.	1,883	1,826	1,876	3.1%	0.4%
Dallas	1,103	1,035	1,083	6.6%	1.8%
Tampa	1,281	1,197	1,260	7.0%	1.7%
Charlotte	1,091	1,008	1,071	8.2%	1.9%
New York	3,749	3,660	3,715	2.4%	0.9%
Houston	1,236	1,172	1,218	5.5%	1.4%
Orlando	1,405	1,322	1,383	6.3%	1.6%
Austin	1,414	1,294	1,375	9.3%	2.8%
Total average rental rate per unit	1,307	1,235	1,289	5.8%	1.4%

Supplemental Financial Data	22 | P a g e

Table 2 (con’t) - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Year ended
	December 31, 2011	December 31, 2010	% Change
Rental and other revenues
Atlanta	$76,782	$72,479	5.9%
Washington, D.C.	43,013	41,406	3.9%
Dallas	49,905	46,765	6.7%
Tampa	32,514	30,965	5.0%
Charlotte	17,919	16,816	6.6%
New York	14,098	13,525	4.2%
Houston	12,306	11,546	6.6%
Orlando	10,167	9,565	6.3%
Austin	5,150	4,789	7.5%

Total rental and other revenues	261,854	247,856	5.6%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	31,259	30,880	1.2%
Washington, D.C.	13,239	14,566	(9.1)%
Dallas	21,660	20,998	3.2%
Tampa	12,202	11,701	4.3%
Charlotte	6,549	6,741	(2.8)%
New York	6,086	5,861	3.8%
Houston	5,213	4,996	4.3%
Orlando	3,935	3,844	2.4%
Austin	2,166	2,097	3.3%

Total	102,309	101,684	0.6%

Net operating income
Atlanta	45,523	41,599	9.4%
Washington, D.C.	29,774	26,840	10.9%
Dallas	28,245	25,767	9.6%
Tampa	20,312	19,264	5.4%
Charlotte	11,370	10,075	12.9%
New York	8,012	7,664	4.5%
Houston	7,093	6,550	8.3%
Orlando	6,232	5,721	8.9%
Austin	2,984	2,692	10.8%

Total same store NOI	$159,545	$146,172	9.1%

Average rental rate per unit
Atlanta	$1,124	$1,074	4.7%
Washington, D.C.	1,860	1,800	3.3%
Dallas	1,072	1,029	4.2%
Tampa	1,243	1,184	5.0%
Charlotte	1,055	1,011	4.4%
New York	3,705	3,617	2.4%
Houston	1,205	1,181	2.0%
Orlando	1,370	1,298	5.5%
Austin	1,353	1,284	5.4%
Total average rental rate per unit	1,275	1,224	4.2%

Supplemental Financial Data	23 | P a g e

Table 3 - Operating Community Table

Market / Submarket / Community	Year Completed/ Year of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q4 2011 Avg. Monthly Rent		Q4 2011 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,016	$1,567	$1.54	95.4%
Post Brookhaven®	1990-1992	735	933	975	1.05	96.1%
Post Chastain®	1990/2008	558	866	1,107	1.28	95.4%
Post Collier Hills® (1)(2)	1997	396	948	1,020	1.08	96.6%
Post Gardens®	1998	397	1,039	1,179	1.13	95.8%
Post Glen® (2)	1997	314	1,076	1,151	1.07	96.5%
Post Lindbergh® (1)(2)	1998	396	910	1,061	1.17	96.3%
Post Peachtree Hills®	1992-1994/2009	300	978	1,216	1.24	96.6%
Post StratfordTM	2000	250	999	1,160	1.16	97.2%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,058	1.02	97.9%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,129	1.12	97.4%

Midtown
Post BiltmoreTM (1)(2)	2002	276	766	1,234	1.61	97.1%
Post ParksideTM (2)	2000	188	885	1,337	1.51	98.3%
Post Renaissance®	1992-1994	342	908	1,024	1.13	97.6%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,005	0.97	95.5%
Post Riverside®	1998	522	1,062	1,421	1.34	96.2%
Post SpringTM (2)	2000	452	977	1,003	1.03	94.9%

Dallas
North Dallas
Post Addison CircleTM (2)	1998-2000	1,334	846	991	1.17	94.2%
Post EastsideTM	2008	435	910	1,082	1.19	94.4%
Post Legacy (2)	2000	384	810	980	1.21	97.3%
Post Sierra at Frisco Bridges™	2009	268	896	1,060	1.18	95.5%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	1,783	1.46	94.5%
Post Cole’s CornerTM	1998	186	799	1,084	1.36	96.6%
Post GalleryTM	1999	34	2,307	2,739	1.19	93.6%
Post HeightsTM	1998-1999/2009	368	845	1,239	1.47	97.0%
Post Katy Trail™ (4)	2010	227	898	N/A	N/A	N/A
Post MeridianTM	1991	133	780	1,206	1.55	96.2%
Post SquareTM	1996	218	863	1,209	1.40	95.0%
Post Uptown VillageTM	1995-2000	496	735	1,015	1.38	96.6%
Post VineyardTM	1996	116	733	1,070	1.46	97.9%
Post VintageTM	1993	160	750	1,094	1.46	98.3%
Post WorthingtonTM (2)	1993/2008	334	820	1,353	1.65	95.9%

Supplemental Financial Data	24 | P a g e

Table 3 (con’t) - Operating Community Table

Market / Submarket / Community	Year Completed/ Year of Substantial Renovations	No. of Units	Avg. Unit Size (Sq.2 Ft.)	Q4 2011 Avg. Monthly Rent		Q4 2011 Average Economic Occ.
				Per Unit	Per Sq. Ft.

Austin
Post Barton Creek™	1998	160	1,162	$1,539	$1.32	97.7%
Post Park Mesa™	1992	148	1,091	1,279	1.17	97.9%
Post West Austin™	2009	329	889	1,341	1.51	94.4%
Houston
Post Midtown Square®	1999-2000	529	759	1,145	1.51	96.7%
Post Rice LoftsTM	1998	308	906	1,393	1.54	97.3%
Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,309	1.29	98.2%
Post Harbour PlaceTM	1999-2002	578	920	1,397	1.52	98.4%
Post Hyde Park® (2)	1996-2008	467	1,011	1,359	1.34	96.9%
Post Rocky Point® (2)	1996-1998	916	1,031	1,163	1.13	94.2%
Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,442	1.42	96.4%
Post ParksideTM	1999	248	852	1,352	1.59	97.2%
Charlotte
Post Ballantyne (2)	2004	323	1,252	1,059	0.85	95.5%
Post Gateway PlaceTM (2)	2000	436	806	1,017	1.26	94.1%
Post Park at Phillips Place®	1998	402	1,099	1,230	1.12	96.9%
Post Uptown PlaceTM	2000	227	800	1,032	1.29	98.1%
Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,665	1.69	96.4%
Post Park®	2010	396	975	1,587	1.63	90.6%
Virginia
Post Carlyle Square™	2006	205	861	2,412	2.80	95.6%
Post Corners at Trinity Centre (2)	1996	336	994	1,545	1.55	95.8%
Post Pentagon Row TM	2001	504	853	2,254	2.64	94.9%
Post Tysons Corner TM	1990	499	810	1,675	2.07	95.2%
Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	884	2,996	3.39	95.2%
New York City
Post Luminaria TM (2)(3)	2002	138	721	3,739	5.19	95.5%
Post Toscana TM (2)	2003	199	817	3,755	4.60	94.8%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	The Company owns a 68% interest in this community.
4)	Community acquired in December 2011.

Supplemental Financial Data	25 | P a g e

Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Year ended December 31, 2011
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store	$261,854	$102,309	$159,545	60.9%	39.1%
Partially stabilized (1)	20,522	8,567	11,955	58.3%	41.7%
Acquired	117	47	70	59.8%	40.2%
Other property segments:
Corporate apartments	7,068	5,823	1,245	17.6%	82.4%
Commercial	14,837	5,006	9,831	66.3%	33.7%
Corporate property management expenses (2)	—	10,658	(10,658)

	$304,398	$132,410

Consolidated property NOI (3)			$171,988

Third-party management fees			$865

1)

Partially stabilized communities for 2011 include Post Eastside™, Post West Austin™, Post Park® and Post Sierra at Frisco Bridges™. These properties will be included in the same store pool starting in 2012.

2)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$10,658
Less: Third-party management fees	(865)

Net property management expenses	$9,793

Denominator:
Total rental and other property revenues	$304,398
Less: Corporate apartment revenues	(7,068)

Adjusted property revenues	$297,330

Net property management expenses as a percentage of adjusted property revenues	3.3%

3)	Consolidated property net operating income (“NOI”) is a non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of consolidated property NOI to GAAP net income (loss).

Supplemental Financial Data	26 | P a g e

Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Annually recurring capital expenditures by operating segment
Fully stabilized	$3,378	$3,393	$14,838	$12,150
Communities stabilized during 2010	139	150	317	236
Other segments	109	100	449	286

Total annually recurring capital expenditures	$3,626	$3,643	$15,604	$12,672

Periodically recurring capital expenditures by operating segment
Fully stabilized	$2,446	$2,162	$6,509	$14,965
Communities stabilized during 2010	190	13	386	61
Other segments	373	433	1,557	1,374

Total periodically recurring capital expenditures (1)	$3,009	$2,608	$8,452	$16,400

Total revenue generating capital expenditures	$813	$395	$2,067	$665

Total property capital expenditures per statements of cash flows	$7,448	$6,646	$26,123	$29,737

1)

Includes approximately $371 and $11,805 for the three months and year ended December 31, 2010, respectively, of periodically recurring capital expenditures related to the Company’s exterior remediation project that was completed in 2010.

Table 6 - Computation of Debt Ratios

(In thousands)

	As of December 31,
	2011	2010

Total real estate assets per balance sheet	$2,075,517	$2,042,375
Plus:
Company share of real estate assets held in unconsolidated entities	70,065	71,306
Company share of accumulated depreciation - assets held in unconsolidated entities	12,573	10,908
Accumulated depreciation per balance sheet	767,017	692,514

Total undepreciated real estate assets (A)	$2,925,172	$2,817,103

Total debt per balance sheet	$970,443	$1,033,249
Plus:
Company share of third party debt held in unconsolidated entities	59,601	59,601

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,030,044	$1,092,850

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	35.2%	38.8%

Total debt per balance sheet	$970,443	$1,033,249
Plus:
Company share of third party debt held in unconsolidated entities	59,601	59,601
Preferred shares at liquidation value	43,392	92,963

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,073,436	$1,185,813

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	36.7%	42.1%

Supplemental Financial Data	27 | P a g e

Table 7 - Computation of Coverage Ratios

(In thousands)

	Year ended December 31,
	2011	2010
Net income (loss)	$25,595	$(6,991)
Other non-cash (income) expense, net	4,153	5,948
Income tax expense, net	209	829
Gains on sales of real estate assets, net	(10,514)	(6,161)
Depreciation expense	75,263	74,497
Depreciation (company share) of assets held in unconsolidated entities	1,447	1,422
Interest expense	56,791	54,613
Interest expense (company share) of assets held in unconsolidated entities	3,465	3,465
Amortization of deferred financing costs	2,797	2,987
Net gain on early extinguishment of indebtedness - unconsolidated entity	-	(23,596)
Net (gain) loss on early extinguishment of indebtedness - consolidated entities	6,919	(2,845)
Non-cash impairment charge - unconsolidated entity	-	5,492
Non-cash impairment charge - consolidated entities	-	35,091

Income available for debt service (A)	$166,125	$144,751

Interest expense	$56,791	$54,613
Interest expense (company share) of assets held in unconsolidated entities	3,465	3,465

Adjusted interest expense (C)	60,256	58,078
Capitalized interest	3,000	6,927

Adjusted interest expense (including capitalized interest) (D)	$63,256	$65,005

Adjusted interest expense	$60,256	$58,078
Dividends to preferred shareholders	4,455	7,503

Fixed charges (E)	64,711	65,581
Capitalized interest	3,000	6,927

Fixed charges (including capitalized interest) (F)	$67,711	$72,508

Total debt (adjusted for joint venture partners’ share of debt) (see Table 6) (G)	$1,030,044	$1,092,850

Interest coverage ratio (A÷C)	2.8x	2.5x

Interest coverage ratio (including capitalized interest) (A÷D)	2.6x	2.2x

Fixed charge coverage ratio (A÷E)	2.6x	2.2x

Fixed charge coverage ratio (including capitalized interest) (A÷F)	2.5x	2.0x

Total debt to income available for debt service ratio (G÷A)	6.2x	7.5x

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

December 31, 2011

Total Company shareholders’ equity per balance sheet	$1,047,518
Plus:
Accumulated depreciation, per balance sheet	767,017
Noncontrolling interest of common unitholders in Operating Partnership, per balance sheet	6,840
Less:
Deferred financing costs, net, per balance sheet	(6,381)
Preferred shares at liquidation value	(43,392)

Total undepreciated book value (A)	$1,771,602

Total common shares and units (B)	53,144

Company undepreciated book value per share (A÷B)	$33.34

Supplemental Financial Data	28 | P a g e